Exhibit 10.3

SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT TETRA TECHNOLOGIES, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

SECOND AMENDMENT TO
BROMINE REQUIREMENTS SALES AGREEMENT

This Second Amendment, dated November 12, 2009 (this “Amendment”), to the Bromine Requirements Sales Agreement dated December 18, 2006, as amended by the First Amendment to Bromine Requirements Sales Agreement, dated June 6, 2008 and a letter agreement, dated December 16, 2008 (as amended, the “Agreement”), is between Chemtura Corporation, a Delaware corporation having a place of business located at 199 Benson Road, Middlebury, Connecticut 06749 (“Buyer”) and TETRA Technologies, Inc., having a place of business at 24955 Interstate 45 North, The Woodlands, Texas 77380 (“Seller”).

WHEREAS, the parties desire to further amend the Agreement as set forth below;
WHEREAS, on March 18, 2009, Buyer and 26 of its affiliates each filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”); and

Whereas, Buyer wishes to assume the Agreement as amended by this Amendment, in accordance with sections 363 and 365 of the Bankruptcy Code.

NOW THEREFORE, the parties agree to amend the Agreement as follows:
1.This Amendment shall not become effective unless and until the Bankruptcy Court enters an order or orders (the “Approval Order”): (i) approving this Amendment and Buyer’s assumption of the Agreement as amended by this Amendment pursuant to sections 363 and 365 of the Bankruptcy Code and (ii) approving the amendments and the assumption of the amended agreements listed on Schedule A attached hereto. Buyer acknowledges (1) that there are no defaults under the Agreement and (2) that there is no cure amount that Buyer needs to pay in connection with the assumption of the Agreement as amended by this Amendment. If the Bankruptcy Court has not entered the Approval Order by December 15, 2009, then this Amendment shall be null and void and neither party shall have any further obligations hereunder, and the parties will retain their respective rights and obligations set forth in the Agreement.

2.Section 2(a) of Attachment A (Commercial Terms) is hereby amended by deleting this section in its entirety and replacing it with the following:

“(a) Beginning on January 1, 2008, Buyer agrees to purchase from Seller, and Seller agrees to sell to Buyer, [***]% of Buyer’s requirements of Product (whether sourced internally or from an affiliate or third party per Contract Year) to be used in the production of clear brine fluids (“CBFs”), water treatment applications or other uses as the parties may agree, up to a maximum of [***] lbs in the aggregate per Contract Year
(the “Annual Maximum”), provided that Buyer agrees to purchase from Seller (or to pay if not taken) a minimum of [***]lbs in the aggregate per Contract Year (the “Annual
Minimum”). Seller shall have no obligation to sell Product to Buyer for any use other than CBFs, water treatment applications or other uses as the parties may agree. Seller shall have the right to audit Buyer’s books and records to ensure compliance with
Buyer’s obligations pursuant to this provision. Any such audit shall be conducted by an independent third party certified public accountant reasonably acceptable to both Buyer and Seller. Seller will pay for such audit unless the independent third party accountant determines that Buyer purchased from Seller less than [***]% of Buyer’s requirements of
Product (up to the Annual Maximum) during the Contract Year in question (not taking into account any Product purchased by Buyer from a third party due to Seller’s failure to supply such Product to Buyer in breach of this Agreement, as a result of a claim by Seller of force majeure, or as otherwise permitted by this Agreement), in which case the reasonable fees and expenses of the independent third party accountant will be paid by
Buyer. The audit shall be conducted confidentially and the only information disclosed to
Seller shall be whether the percent of Buyer’s requirements of Product (up to the Annual
Maximum) purchased from Seller was [***]% (not taking into account any Product purchased by Buyer from a third party due to Seller’s failure to supply such Product to
Buyer in breach of this Agreement, as a result of a claim by Seller of force majeure, or as otherwise permitted by this Agreement). ”

3.Section 6 of the Agreement shall be deleted in its entirely and replaced with the following:

6. SHIPPING; PRICE; PAYMENT TERMS

Product	Packaging / Shipping Mode	Minimum Shipping Quantity	Price

Bromine	[***]	[***]	[***]

[***]. Freight charges will be prepaid by Seller, and Seller will invoice Buyer for freight as a separate line item from the Product price.

All prices are subject to adjustment as set forth in paragraph 1 of Additional Terms
(Attachment B) as amended by this Amendment.

Seller shall invoice Buyer monthly for the price of Product shipped during the preceding month. [***].

4.Section 1 of Attachment B (Additional Terms) of the Agreement is hereby amended by deleting this section in its entirety and replacing it with the following:

1. PRICE ADJUSTMENT. The price for Products hereunder shall be adjusted quarterly, beginning August 1, 2009, in accordance with [***] Attachment C hereto.
Seller shall give Buyer notice of each estimated quarterly price adjustment by no later than 30 days after the beginning of each quarter. Buyer shall have 30 days to object to the calculation of the final price adjustment provided by Seller and request an audit thereof pursuant to paragraph 20. Each such price adjustment shall apply to all Product shipped hereunder on or after the effective date of such increase or decrease.

If any change or development occurs after the Effective Date [***] (such change or development, a “Hardship Event”), Seller shall be entitled to provide notice to Buyer of the occurrence of such Hardship Event and shall provide to Buyer in such notice the details of the Hardship Event including reasonable documentation [***] (“Hardship
Event Notice”). Seller shall give Buyer and its representatives’ reasonable access to the relevant information of Seller and its Affiliates relating to the Hardship Event and furnish to Buyer and its representatives such other data and other information relating to the
Hardship Event as such persons may reasonably request. Upon receipt of the Hardship
Event Notice, Buyer and Seller shall attempt to negotiate mutually agreeable adjustments to the terms of this Agreement [***]. In the event Buyer and Seller are unable to negotiate such adjustments, either of them may terminate this Agreement by giving [***]
years advance written notice [***].

5.Section 7 of the Agreement shall be deleted in its entirely and replaced with the following:

“7. NOTICE / CONTACT

The contact persons for all notices either required, or permitted, to be given under this
Agreement are as follows:

For Seller: Chemtura Corporation
1801 U.S. Highway 52 West
West Lafayette, Indiana 47906
Attention: [***]
Facsimile no. [***]

Provided that any notice of termination or Material Breach
(as defined below) shall also be copied to:

Chemtura Corporation
199 Benson Road
Middlebury, CT 06749
Attention: [***]
Facsimile no. [***]

For Buyer: TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX 77380
Attention: Vice President - Chemicals
Facsimile No. (281) 364-2235

Provided that any notice of termination or Material Breach
(as defined below) shall also be copied to:

TETRA Technologies, Inc.
24955 Interstate 45 North
The Woodlands, TX 77380
Attention: General Counsel
Facsimile No. (281) 364-4398”

6.Section 22 of Attachment B (Additional Terms) to the Agreement shall be added to the Agreement as follows:

22. Confidentiality. The parties shall keep confidential and not disclose the specific terms and conditions of this Agreement, and all information exchanged hereunder (the
“Information”), during the term of this Agreement and for a period of five (5) years after any termination hereof, except that GLCC may disclose the Information (a) to counsel and financial advisors to GLCC’s postpetition secured lenders and official committee of unsecured creditors (the “Professional Advisors”) on a “professional eyes only” basis, provided that the Professional Advisors are bound by confidentiality agreements with
GLCC or obligations under by-laws of the official committee of unsecured creditors, as applicable, prohibiting further disclosure of the Information, except that the Professional
Advisors may make recommendations to the postpetition secured lenders and the official committee of unsecured creditors, as applicable, with respect to any motion by GLCC to secure the Approval Order from the Bankruptcy Court based upon their review of the
Information, or (b) to the extent that GLCC is otherwise required to disclose the
Information, including disclosure of the Agreement to the United States Trustee, in order to secure the Approval Order from the Bankruptcy Court. This obligations of confidentiality shall not apply to Information that (a) is required by law to be disclosed, provided however that, in the event disclosure is required by law, the party who claims disclosure is required agrees to provide the other party with prompt notice of such requirement in order to enable the other party to seek an appropriate protective order within a reasonable period of time; (b) is or becomes public otherwise than through a breach of this agreement; (c) is already known to a party prior to gaining knowledge thereof from the other party hereunder (provided that this exception shall not apply to
Information arising out of transactions under this Agreement); (d) is independently developed by employees of a party without access to the Information; or (e) is approved for disclosure by written authorization of the other party.

7.Attachment C to the Agreement is hereby amended by deleting this Attachment in its entirety and replacing it with Attachment C hereto.

8.Attachment D attached hereto shall be added to the Agreement.

9.All other terms of the Agreement shall continue in full force and effect.

10.This Amendment shall be binding on (i) all predecessors, successors and assigns of each of the parties to the Agreement and (ii) any subsequently appointed chapter 11 trustee or chapter 7 trustee, to the extent they may be appointed.

TETRA TECHNOLOGIES, INC. CHEMTURA CORPORATION

By: /s/ Raymond D. Symens By: /s/ Anne P. Noonan
Name: Raymond D. Symens Name: Anne P. Noonan
Title: Senior Vice President Title: Vice President
Date: November 12, 2009 Date: November 12, 2009